Exhibit 10.3

EMPLOYMENT CONTRACT (“Contract”‘), between SEATECH VENTURES (HK) LIMITED, with an office address at Unit 305-306, 3/F., New East Ocean Centre, 9 Science Museum Road, Tsim Sha Tsui, HONG KONG (hereinafter referred as “SEATech or Company”), and MR. TAN HOCK CHYE of Malaysia ID No: 591119-07-5243 of No.127, Jalan Tiara 10, Mutiara Bukit Jalil, 58200 Kuala Lumpur, MALAYSIA (hereinafter referred as “Mr. Tan”).

WHEREAS, SEATech wishes to engage the services of Mr. Tan as Chief Financial Officer and,

WHEREAS, Mr. Tan is willing to provide his services and to undertake the duties and responsibilities described below and to enter into this Contract for such period upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, all prior contracts between the parties are waived and of no further effect, and the parties to this Contract agree as follows:

1. EMPLOYMENT

SEATech shall contract with Mr. Tan, and Mr. Tan shall serve as Chief Financial Officer during the term of employment set forth in Paragraph 2 of this Contract. SEATech business is in the Asia Pacific region, covering countries in Hong Kong, Tana, Taiwan, Malaysia, Singapore, Thailand, etc., in providing services such as business mentoring, nurturing and incubation services relating to client businesses and corporate development advisory services to entrepreneurs in the broader technology industry, but with a specific focus on the information and communication technology industry and Mr. Tan shall serve SEATech as a key member of its management team to develop and operate such businesses.

2. TERM

The term of this Contract shall be for the period of 3 years commencing on 1st July 2021 and ending 30th June 2024 and any extension thereof.

3. JOB TITLE AND DUTIES

3.1 Title and Duties

Mr. Tan shall be designated by SEATech as Chief Financial Officer and during the term of this Contract shall have responsibilities commensurate with his title and position with SEATech. Concurrently, Mr. Tan shall also be designated as Chief Financial Officer of any and all subsidiaries, associate companies, affiliate companies and related companies of SEATech. Mr. Tan shall devote his attention to, and exert his best efforts in the performance of his duties hereunder, so as to promote the business of SEATech and other subsidiaries, associate companies, affiliate companies and related companies.

3.2 Confidential Information

Mr. Tan shall not, directly or indirectly, or at any time, during the term of this Contract hereunder or thereafter and without regard to when or for what reason, if any, use or permit the use of any trade secrets, customers’ lists, or other information of, or relating to SEATech, or any such subsidiary or affiliate in connection with any activity or business, except the business of SEATech or any such subsidiary or affiliate and shall not divulge such trade secrets, customer’s lists, and information to any person, firm, or corporation whatsoever, except as may be necessary in the performance of his duties hereunder or as may be required by any applicable law or determination of any duly constituted administrative agency.

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4. COMPENSATION AND EXPENSES

4.1 Salary

SEATech shall pay Mr. Tan during the Term of Employment a total monthly salary (“salary”) of US Dollars 1,250.00 only.

4.2 Business Expenses

SEATech will reimburse Mr. Tan for all reasonable expenses properly incurred by Mr. Tan in the performance of his duties hereunder, upon presentation of properly itemized charges, receipts and/or similar documentation, and otherwise in accordance with policies established from time to time by the Board of Directors of SEATech.

4.3 Work Location

Mr. Tan’s place of work shall be in Kuala Lumpur, Malaysia including other locations as agreed with the SEATech Board of Directors from time to time depending on the job requirement.

5. BENEFITS

5.1 Holidays and Annual Vacation Leave

Mr. Tan shall be entitled to all public holidays in the country/territories where he is located at the time, in addition, to annual vacation leave which shall accrue on a pro rata basis during the Contract term at the rate of fourteen (14) days per annum which vacation and/or personal day(s) shall be taken by him at such time or times as are consistent with the needs of the business of SEATech.

5.2 Indemnification

Mr. Tan shall be indemnified by SEATech to the fullest extent provided under the indemnification provisions of the By-Laws and/or Certificate of Incorporation presently in existence, or, to the extent that the scope of such indemnification is greater, under any amendments to the By Laws and/or Certificate of Incorporation. To the extent that SEATech obtains indemnification insurance for its officers and/or directors, such insurance shall also cover Mr. Tan to the same extent.

6. TERMINATION AND SEVERANCE PAYMENT

6.1 Termination

Either party may terminate this Contract without cause by giving two (2) months’ notice period in writing or pay in lieu thereof.

6.2 Non-Recruitment

Should Mr. Tan terminate his employment with SEATech within the Contract period, Mr. Tan agrees not to recruit any employee of SEATech or any such subsidiary or affiliate to work for either, (i) a new company established to engage in the same business of SEATech or (ii) with other Companies who directly compete with SEATech for a period of 6 months.

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7. INTELLECTUAL PROPERTY

Any idea, invention, design, written material, manual, system, procedure, improvement, development or discovery conceived, developed, created or made by Mr. Tan alone or with others relating to the business of SEATech or any of its’ subsidiaries or affiliates during the Contract period and whether or not patentable or registerable, shall become the sole and exclusive property of SEATech. Mr. Tan shall disclose the same promptly and completely to SEATech and shall, during the employment period (i) execute all documents required by SEATech for vesting in SEATech the entire right, title and interest in and to same, (ii) execute all documents required by SEATech for filing and prosecuting such applications for patents, trademarks, service marks and/or copyrights as SEATech, in its’ sole discretion, any desire to prosecute, and (iii) give SEATech all assistance it reasonably require, including the giving of testimony in any suit, action or proceeding, in order to obtain, maintain and protect SEATech’s rights therein and thereto.

8. ASSIGNMENT

This Contract and any rights (including Mr. Tan’s Compensation) hereunder shall not be assigned, pledged or transferred in any way by either party hereto except that SEATech shall have, with Mr. Tan’s consent, the right to assign its’ rights hereunder to any third-party successor in interest of SEATech whether by merger, consolidation, purchase of assets or stock or otherwise. Any attempted assignment, pledge, transfer or other disposition of this Contract or any rights, interests or benefits contrary to the foregoing provisions shall be null and void.

9. NOTICES

All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand, sent by facsimile, or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid to the applicable party and addressed as follows:

(i)	If to be sent to SEATech;
SEATech’S address at Unit 305-306, 3/F., New East Ocean Centre, 9 Science Museum Road, Tsim Sha Tsui, Hong Kong.

(ii)	If to be sent to Mr. Tan;
Mr. Tan’s address at No 127, Mutiara Bukit Jalil, 58200 Kuala Lumpur, Malaysia

10. SEVERABILITY

If any provision of this Contract shall, for any reason, be adjudged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Contract but shall be confined in its’ operation to the jurisdiction in which it was made and to the provisions of this Contract directly involved in the controversy in which such judgment shall have been rendered.

11. WAIVER

No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy under or relating to this Contract shall operate as a waiver thereof or otherwise prejudice such party’s rights, powers and remedies. No single or partial exercise of any rights, powers or remedies under or relating to this Contract shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

12. ENTIRE CONTRACT/GOVERNING LAW

This Contract embodies the entire wider standing and supersedes all other oral or written contracts or understandings, between the parties regarding the subject matter hereof. No change, alteration, or modification hereof may be made except in writing signed by both parties hereto. This Contract shall be construed and governed in all respect and shall at times be determined in accordance with the laws Hong Kong.

13 HEADINGS

The headings of Paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Contract.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered the Contract, consisting of four (4) pages on this 15th day of June 2021.

For and on behalf of:	Accepted and agreed by:
SEATECH VENTURES (HK) LIMITED	MR. TAN HOCK CHYE

/s/ Chin Chee Seong		/s/ Tan Hock Chye
Name:	Chin Chee Seong	Malaysia ID No: 591119-07-5243
Position:	Director/Chief Executive Officer

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